United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 14, 2021

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below:

☒        Written communications pursuant to Rule 425 under the Securities Act

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Definitive Material Agreement

On September 15, 2021, Communications Systems, Inc. ("CSI" or the "Company") entered into an amended and restated securities purchase agreement with a group of institutional investors (the "PIPE Investors") to make a $32.0 million private placement investment ("PIPE Offering") in CSI in connection with the closing of the previously announced merger between CSI and Pineapple Energy, LLC ("Pineapple"). Proceeds of this investment will be used primarily to fund Pineapple strategic initiatives following consummation of the merger. The closing of the PIPE Offering is subject to approval of CSI's shareholders. This amended and restated securities purchase agreement replaces a $25.0 million original securities purchase agreement dated June 28, 2021.

CSI and one of the original PIPE Investors, CrowdOut Capital LLC ("CrowdOut"), had agreed that CrowdOut would purchase $9.0 million of the original $25.0 million of Series A Convertible Preferred Stock, and also entered into a non-binding letter of intent for a $20.0 million term loan (the "Debt Transaction") from CrowdOut to the Company to assist the combined CSI-Pineapple company fund the acquisitions of Hawaii Energy Connection ("HEC") and E-GEAR, which are expected to close concurrently with the CSI-Pineapple merger. CrowdOut's obligation to consummate the transactions in the PIPE Offering was expressly conditioned on CrowdOut closing and funding the Debt Transaction pursuant to fully executed credit documents that were mutually acceptable to CSI and CrowdOut. On September 14, 2021, CSI and CrowdOut terminated all agreements for CrowdOut to provide debt financing and participate in the PIPE offering. The amended and restated securities purchase agreement replaces CrowdOut with new investors and has increased to $32.0 million.

Under the terms of the amended and restated securities purchase agreement and the PIPE Offering, the PIPE Investors have agreed to purchase $32.0 million in newly authorized CSI Series A Convertible Preferred Stock convertible at a price of $3.40 per share into CSI common stock, with five-year warrants to purchase an additional $32.0 million of common shares at that same price. The PIPE Offering is expected to close immediately following the consummation of the CSI-Pineapple merger. Therefore, the PIPE Investors will invest in the post-merger company, will not be entitled to receive any cash dividends paid prior to closing and will not receive the Contingent Value Rights ("CVRs") to be issued to pre-merger CSI shareholders in the CSI-Pineapple merger transaction.

The Series A Convertible Preferred Stock will have no liquidation or dividend preference over CSI common stock and no voting rights until after converted into CSI common stock. Assuming conversion of the Series A Convertible Preferred Stock, the PIPE Investors would own approximately 9.41 million shares of the Company's outstanding common stock immediately following the closing of the PIPE Offering, representing approximately 27% of CSI's outstanding Common Stock after giving effect to the issuance of shares in the merger, and approximately 18.82 million shares assuming exercise of all the warrants for cash, representing approximately 43% of CSI's outstanding Common Stock after giving effect to the issuance of shares in the merger and exercise of the warrants.

The Series A Convertible Preferred Stock and warrants will have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price, if CSI issues equity securities at a price less than the conversion or exercise price at the time of such issuance. The amended and restated securities purchase agreement also prohibits the combined company from conducting a new equity offering within 45 days of the closing, gives the PIPE Investors in the aggregate the right to purchase up to 25% of the equity securities in future CSI-Pineapple offerings within one year of closing of the amended and restated securities purchase agreement and requires 30-day lock-up agreements of CSI common stock by certain CSI-Pineapple officers, directors and major shareholders following the closing. In connection with the transaction, CSI has agreed to file a registration statement on behalf of the PIPE Investors allowing them to resell the common stock into which the Series A Convertible Preferred Stock is convertible and the warrants are exercisable immediately after issuance. Closing is subject to the effectiveness of this registration statement, consummation of the CSI-Pineapple merger and other customary closing conditions.

The foregoing descriptions of the (i) amended and restated securities purchase agreement, (ii) the CSI Series A Convertible Preferred Stock, (iii) the warrant, and (iv) the amended and restated registration rights agreement, do not purport to be complete and are qualified in their entirety to the full extent of these agreements, which are filed as Exhibits 10.1, 4.1, 4.2, and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The amended and restated securities purchase agreement provides that the agreement may be terminated by any PIPE Investor with respect to that PIPE Investor's obligation if the PIPE Offering has not closed by March 31, 2022.

Item 1.02. Termination of a Definitive Material Agreement

See Item 1.01 for a description of the termination of the securities purchase agreement dated June 28, 2021 between CSI and CrowdOut and other agreements between the two parties.

Significance of the PIPE Offering for the CSI- Pineapple Merger

On March 1, 2021, CSI, which has operated as an IoT intelligent edge products and services company, entered into a definitive merger agreement with privately held Pineapple, a growing U.S. operator and consolidator of residential solar, battery storage, and grid services solutions. A meeting of the Company's shareholders to approve the Merger agreement. During the same meeting, CSI will also be requesting shareholder approval of the issuance of the Series A Convertible Preferred Stock and warrants. If the Merger is approved by CSI shareholders, upon closing, CSI will commence doing business as Pineapple Energy, with a business model focused on the rapidly growing home solar industry.

Summary of CSI Shares to be Outstanding after CSI-Pineapple Merger and PIPE Offering

As September 15, 2021, CSI has approximately 9.7 million shares outstanding. CSI will initially issue 15.6 million shares in the CSI-Pineapple Merger and may issue up to an additional 3.0 million shares to the Pineapple shareholders if specific post-Merger milestones are achieved in accordance with the Merger agreement. As noted above, immediately after the closing of CSI-Pineapple merger and PIPE Offering, the PIPE Investors would own Series A Convertible Preferred Stock immediately convertible into 9.41 million shares of Company common stock, representing approximately 27% of CSI's outstanding common stock after giving effect to the issuance of shares in the Merger, and also own warrants immediately exercisable for an additional 9.41 million shares of Company common stock, representing approximately 43% of CSI's outstanding common stock after giving effect to the issuance of shares in the Merger and exercise of the warrants. In both cases, the PIPE Investors' percentages set forth above do not reflect any not shares that may be issued to Pineapple shareholders pursuant to the earnout provision of the Merger agreement.

The following chart summarizes the treatment of the different shareholders of CSI.

Type of Shareholder	Share Purchase Price	Right to Receive Dividends and CVR relating to Pre-Merger CSI	Shares of the combined company held immediately after the merger with Pineapple
CSI Shareholders immediately prior to the CSI-Pineapple Merger	Various, based on purchases in the public market on the Nasdaq Capital Market.	Dividends will consist of the $3.50 per share to be paid on October 15, 2021 to shareholders of record as of September 30, 2021. In addition, these shareholders will receive any cash generated on the sale of CSI's Services & Support segment, real estate holdings, investments, and remaining cash - either through a cash dividend or through distributions pursuant to the CVR	9,717,813 shares outstanding as September 15, 2021, Existing CSI shareholders will continue to hold the same numbers of shares in the CSI-Pineapple post-Merger company
PIPE Investors	$32.0 million in newly authorized CSI Series A Convertible Preferred Stock convertible at a price of $3.40 per share into CSI common stock, with five-year warrants to purchase an additional $32.0 million of shares of common stock at that same price, in each case subject to adjustment for certain dilutive issuances.	No rights to pre-Merger dividends or distributions under CVR relating to CSI assets existing prior to the CSI-Pineapple Merger	9.41 million shares of outstanding common stock upon conversion of Series A Convertible Preferred Stock Approximately 18.82 million shares assuming exercise of all the warrants
Shareholders of Pineapple entities	Shares to be issued pursuant to the Merger agreement	No rights to dividends or distributions under CVR relating to CSI assets existing prior to the CSI-Pineapple Merger	Initially 15.6 million shares with the potential for additional earnout shares based on the terms of Merger agreement

Item 8.01 Other Events

On September 15, 2021, CSI issued a press release announcing that it had entered into the amended and restated securities purchase agreement discussed in Item 1.01 of this Form 8-K. A copy of that press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Form 8-K.

Exhibit Number	Exhibit
4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Communications Systems, Inc.
4.2	Form of Communications Systems, Inc. Warrant to be issued to the PIPE Investors
4.3	Amended and Restated Registration Rights Agreement dated as of September 15, 2021, between Communications Systems, Inc. and PIPE Investors
10.1	Amended and Restated Securities Purchase Agreement dated as of September 15, 2021, between Communications Systems, Inc. and the purchasers identified on the signature pages to the Securities Purchase Agreement ("PIPE Investors")
10.2	Form of Lock-up Agreement by and among the Company, certain Company directors, officers and shareholders and the PIPE Investors, incorporated by reference to Exhibit 10.2 to Form 8-K dated June 28, 2021
99.1	Press Release of Communications Systems, Inc. dated September 15, 2021
* All schedules to the amended and restated securities purchase agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CSI hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information

A full description of the terms of the proposed Merger will be provided in a Form S-4 Registration Statement/Proxy Statement for the shareholders of CSI (the "Proxy Statement") to be filed with the Securities and Exchange Commission (the "SEC"). CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ, WHEN AVAILABLE, THE PRELIMINARY REGISTRATION STATEMENT/PROXY STATEMENT AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT CSI, THE BUSINESS AND THE PROPOSED MERGER. The definitive Registration Statement/Proxy Statement will be mailed to CSI shareholders as of a record date to be established for voting on the proposed Merger. Shareholders will also be able to obtain a copy of the definitive proxy statement (when available), without charge, by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC's website (www.sec.gov).

Participants in the Solicitation

Communications Systems, Inc. and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with approval of the proposed PIPE Offering and Pineapple merger. Information about the directors and executive officers of CSI is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Amendment No. 1 on Form 10-K/A, which were filed with the SEC on March 31, 2021, and April 30, 2021, respectively, and will be set forth in its proxy statement for the shareholders meeting relating to approval of the merger and the issuance of shares pursuant to the securities purchase agreement, which will be filed with the SEC when it becomes available. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Non-Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC

By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date:  September 15, 2021